                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Pier 1 Imports, Inc. at December 31, 1997 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



 February 13, 1998                 By:  /s/ Michael E. Jones
                                        ---------------------------
                                        Michael E. Jones
                                        Managing Director





February 13, 1998                         /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones



February 13, 1998                    /s/ Geoffrey H. Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger



February 13, 1998                         /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff




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